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EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-58874) of our report dated January 25, 2005, relating to New Visual Corporation's financial statements, which report includes an explanatory paragraph as to an uncertainty with respect to New Visual Corporation's ability to continue as a going concern appearing in this Annual Report on Form 10-KSB.



                                             /S/ MARCUM & KLIEGMAN LLP
                                             -------------------------
                                             MARCUM & KLIEGMAN LLP


New York, New York
January 28, 2005